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                                PROMISSORY NOTE


$600,000.00                                           DATED: January 23rd, 1998

         FOR VALUE RECEIVED, the undersigned CUTTING EDGE ENTERTAINMENT, INC., a California Corporation, (hereinafter referred to as "Maker"), promises to pay to the order of MEDLEY CREDIT ACCEPTANCE CORP., a Delaware Corporation, or its successors or assigns, (hereinafter referred to as "Holder") at 1100 Ponce de Leon Blvd., Coral Gables, Florida 33134 or at such place as the Holder hereof may from time to time designate in writing, the principal sum of $600,000.00, or so much as has been funded with interest thereon, at the rate of 10% annum, all to be repaid in lawful money of the United States of America, as follows:

                  Interest on this Note shall be paid monthly commencing on the 23rd day of February, 1998 and the 23rd day of each month thereafter. The entire principal balance, together with accrued interest shall be due and payable in full on or before nine months from the date hereof.

                  The Maker, provided this Note is not in default, shall have the opinion to extend the maturity date of this Note for an additional 60 days upon the payment to the Holder of an extension fee in an amount equal to 5% of the then outstanding principal balance of the Note.

         Payments made pursuant to this Note shall be applied first to accrued and unpaid interest, and balance, if any, to principal.

         This Note may be prepaid in whole or in part at any time without penalty.

         It is agreed hereby that if any payment of the principal sum above mentioned or any installment thereof, or any interest thereon, not be made when due, or if default be made in the performance of, or compliance with any of the other covenants and conditions of this Note, or in any Agreement now or hereafter in effect securing payment of this Note; or upon the insolvency or bankruptcy of the Maker or Guarantor hereof; or upon the direct or indirect sale, conveyance or pledge or all of any part of the Property securing this Note or any interest therein, without the prior written consent of Holder in each instance; or the stopping of the Production of the Movie, "Two Shades of Blue", then in any and all such events, the entire amount of principal of this Note, with all interest then accrued, shall, at the option of the Holder and without notice (the Maker hereby expressly waiving notice of such default) be due and collectible time being of the essence of this Note.



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         If this Note shall not be pad at maturity or according to the tenor thereof, and strictly as above provided, it may be placed in the hands of any attorney at law for collection, and in that event each Party liable for the payment thereof, as Maker Endorser, Guarantor or otherwise, hereby agrees to pay the Holder hereof, in addition to the sums above stated, a reasonable sum as an attorney's fee, which shall include attorney's fees at the trial level and on appeal, together with all reasonable costs incurred.

         After maturity or default, this Note shall bear interest at the highest rate permitted under the then applicable law, further provided, however, that in no event shall such rate exceed the highest rate permissible under the applicable law.

         As to this Note, and any instrument securing the indebtedness represented by this Note, the Maker, Endorser and any Guarantor severally waive all applicable exemption rights, whether under the State Constitution, Homestead laws or otherwise, and also severally waive valuation and appraisement, presentment, protest and demand, demand notice of protest, demand and dishonor, and expressly agree that the maturity date of this Note or any payment hereunder, may be extended from time to time without in any way affecting the liability of the Maker, Endorsers or Guarantors.

         Nothing herein contained, nor in any instrument or transaction related hereto, shall be construed or so operate as to require the Maker or any person liable for the payment of the loan made pursuant to this Note, to pay interest in an amount, or at a rate greater than the highest rate permissible under applicable law. Should any interest or other charges paid by the Maker, or any Parties liable for the payment of the loan made pursuant to this Note, result in the computation or earning of interest in excess of the highest rate permissible under applicable law, then any and all such excess shall be and the same is hereby waived by the Holder hereof, and all such excess shall be automatically credited against, and in reduction of the principal, and any portion of said excess which exceed the principal balance shall be paid by the Holder hereof to the Maker, and any parties liable for payment of the loan made pursuant to this Note, it being the intent of the Parties that under no circumstances shall the Maker be required to pay interest in excess of the highest rate permissible under the applicable law.

         Time is of the essence as to the Maker's obligations under this Note.

         If any provision or portion of this Note is declared or found by a Court of competent jurisdiction to be unenforceable or null and void, such provision or portion of this Note shall be deemed stricken and severed from this Note, and the remaining provisions and portions of this Note shall continue in full force and effect.

         This Note may not be amended, extended, renewed or modified, and no waiver of any provision of this Note shall be effective, except by an instrument in writing executed by the Holder. Any waiver of any of the provisions of this Note shall be effective only in the specific instance and for the specific purpose for which it is given.


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         EXCEPT AS PROHIBITED BY LAW, NEITHER THE HOLDER NOR MAKER SHALL SEEK A
JURY TRIAL IN ANY LAW SUIT, PROCEEDING OR COUNTER CLAIM, BASED UPON, OR ARISING OUT OF THIS NOTE, THE COLLATERAL OR THE RELATIONSHIP BETWEEN THE HOLDER AND THE MAKER. IF THE SUBJECT MATTER OF ANY SUCH LAW SUIT IS ONE IN WHICH THE WAIVER OF A JURY TRIAL IS PROHIBITED, NEITHER THE HOLDER NOR MAKER SHALL SEEK TO CONSOLIDATE ANY ACTION IN WHICH A JURY HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE WAIVED.

         This Note is to be construed according to the applicable laws of the State of Florida and the United States of America.

                                          CUTTING EDGE ENTERTAINMENT, INC.
                                          a California Corporation


                                          By:__________________________________
                                             DAVID C. GLASSER, PRESIDENT






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